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Exhibit 99.5

INSTRUCTIONS TO
BOOK-ENTRY TRANSFER PARTICIPANT FROM OWNER
OF
HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
7 1/8% Notes due 2007

To participant of the book-entry transfer facility:

        The undersigned hereby acknowledges receipt of the prospectus dated                        , 2002 of Harman International Industries, Incorporated and a related letter of transmittal (which together constitute the "exchange offer").

        This will instruct you, the book-entry transfer facility participant, as to the action to be taken by you relating to the exchange offer with respect to the outstanding notes held by you for the account of the undersigned.

        The aggregate face amount of the outstanding notes held by you for the account of the undersigned is (fill in amount):

  $                        of the 7 1/8% Notes due 2007.

        With respect to the exchange offer, the undersigned hereby instructs you (check appropriate statement):

A.
TO TENDER the following outstanding notes held by you for the account of the undersigned (insert principal amount of outstanding notes to be tendered):

  $                        (1) of the 7 1/8% Notes due 2007, and not to tender other outstanding notes, if any, held by you for the account of the undersigned;

  OR

B.
NOT TO TENDER any outstanding notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the outstanding notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) it is not an affiliate of either Harman International or, if the undersigned is an affiliate of Harman International, it will comply with the registration and prospectus requirements of the Securities Act to the extent applicable, (ii) the exchange notes are being acquired in the ordinary course of business of the person receiving such exchange notes, whether or not such person is the holder, (iii) the undersigned has not entered into an arrangement or understanding with any other person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes, (iv) the undersigned is not a broker-dealer who purchased the notes for resale pursuant to an exemption under the Securities Act, and (v) the undersigned will be able to trade exchange notes acquired in the exchange offer without restriction under the Securities Act. If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive exchange notes for its own account pursuant to the exchange offer, it represents that such outstanding notes to be exchanged were acquired by it as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

(1)
Must be a minimum aggregate principal amount of at least $1,000 or an integral multiple of $1,000 thereof.

SIGN HERE

Name of beneficial owner(s):

Signature(s):

Name(s) (please print):

Address:
(zip code)
Telephone Number:
(area code)
Taxpayer identification or Social Security Number:

Date:

2

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  Exhibit 99.5
SIGN HERE